EXHIBIT 99.1

Inuvo, Inc. Third Quarter 2024 November 8, 2024

Operator Comments:

Good morning, and welcome to INUVO’s 2024 Third Quarter Conference Call. Today’s conference is being recorded. Ms. Natalya Rudman of Crescendo Communications, please go ahead.

Natalya Rudman (Investor Relations) Comments:

Thank you, operator, and good morning.

I’d like to thank everyone for joining us today for the INUVO third quarter 2024 shareholder update call. Today, INUVO’s Chief Executive Officer Richard Howe and Chief Financial Officer Wally Ruiz will be your presenters on the call.

We would also like to remind our shareholders that we plan to file our 10-Q with the Securities and Exchange Commission this morning.

Before we begin, I’m going to review the Company’s Safe Harbor statement. The statements in this conference call that are not descriptions of historical facts are forward-looking statements relating to future events and, as such, all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to risks and uncertainties and actual results may differ materially. When used in this call, the words anticipate, could, enable, estimate, intend, expect, believe, potential, will, should, project, and similar expressions as they relate to INUVO, Inc., are, as such, a forward-looking statement.

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Inuvo, Inc. Third Quarter 2024 November 8, 2024

Investors are cautioned that all forward-looking statements involve risks and uncertainties which may cause actual results to differ from those anticipated by INUVO at this time. In addition, other risks are more fully described in INUVO's public filings with the US Securities and Exchange Commission, which can be reviewed at www.sec.gov.

The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events, or circumstances after the date hereof that bear upon forward-looking statements.

In addition, today's discussion will include references to non-GAAP measures. The Company believes that such information provides an additional measurement and consistent historical comparison of its performance. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is available in today's news release on our website.

With that, I’ll now turn the call over to CEO Richard Howe.

Richard Howe (CEO) Comments:

Thank you Natalya and thanks to everyone for joining us today.

We are pleased to report that for the quarter ended September 30, 2024, we delivered 23% sequential growth. We were down roughly 9% year-over-year having had the strongest quarter in our history in the 3rd quarter of fiscal year 2023, that was driven in large part by our largest platform client. For the 9-months ended September 30, we are up approximately 9% year-over-year.

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Inuvo, Inc. Third Quarter 2024 November 8, 2024

The fourth quarter is shaping up nicely, with the first 5-days of November having averaged roughly $290 thousand dollars per day in revenue. We are currently estimating double digit year-over-year growth in the fourth quarter.

Adjusted EBITDA improved $310 thousand sequentially at a loss of $357 thousand dollars in the third quarter.  We expect Adjusted EBITDA to be near break even in the fourth quarter. We had no outstanding debt at the end of September, with cash and availability from our $10 million receivables facility sufficient to meet our working capital needs.

In the second quarter, I had mentioned that we were in the process of completing a master services agreement with a large retailer. I am pleased to report that we signed that agreement.

We have consistently delivered exceptional results for this client and consequently we expect this relationship will continue to thrive well into the future. As we have discussed in prior calls, the process for approval by this client was extensive, having taken approximately 1.5 years from the initial interest.

Let me now provide some information about our industry, clients and products.

Let’s begin with the industry we serve. Our platform products and services are focused on a specific component of the advertising ecosystem. This market is roughly $6 billion dollars annually and typically designed to extend the reach of the platforms to niche websites they do not themselves own.

Over the past year and a half, this large market has experienced changes that have been the driver of growth within our platform clients. These platform companies we work with have had a concerted effort to improve the return on advertising spend resulting from this marketplace on behalf of their advertisers.

To accomplish this goal, these platform companies have reduced the number of companies they work with, choosing instead to focus with a finite set of partners on improving quality through better technology, content and compliance. Inuvo is one of those partners.

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Inuvo, Inc. Third Quarter 2024 November 8, 2024

This shift towards prioritizing quality over quantity along with the finite nature of the players in this marketplace, gives us confidence that this component of our revenue has significant potential to scale.

Among our agency and brand clients, the major shifts continue to center around consumer privacy, the browsers that enable that privacy and an advertising industry that has long relied on a business model dependent on the exchange and sale of a consumer’s information.

As a reminder, our AI was designed to find audiences without using this consumer data. The debate within the industry on this issue is probably best summarized by a statement that goes something like - one person’s consumer “tracking” is another person’s consumer “personalization.”

Regardless, the movement towards a digital advertising marketplace where tracking consumers is no longer possible continues to accelerate both legislatively and technologically. Apple, with their Safari browser is already there and as I’ve mentioned previously, they control over 50% of mobile browser market share.

Google, with their Chrome browser has been slow to change. In August they announced a shift in their approach to consumer privacy, stating their intention to empower consumers to make their own choices. They have yet to announce exactly how they plan to do that.

Moving now to our clients and marketing. Across our platform, agency and brand clients, we are now actively working with over 100 small and medium sized agencies. As it relates to the agencies and brands we serve as part of our AI Intentkey products, we signed 4 new agencies and 2 new direct clients within the quarter, while also adding 6 new brands with existing agencies. These new clients were in sectors that included healthcare, entertainment, education, non-profit and technology.

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Inuvo, Inc. Third Quarter 2024 November 8, 2024

Across those agency & brand clients, we outperformed KPI’s on average by 43% in the third quarter growing this component of our revenue by 15% year-over-year. One of our larger clients, an auto manufacturer, is currently forecasted to be up roughly $1.3 million dollars this year. The large retail client I mentioned earlier, will be up tenfold in the fourth quarter as compared to the first quarter of 2024, which was when we first started working with them. Based on our current booked business, we are forecasting this agency & brand component of our revenue to be up sequentially in Q4.

Platform relationships remain a strong driver of growth and working capital for our company. While revenue from these clients was down 12% this quarter compared to last year’s strong performance, this part of the business is scaling well as we head into Q4 and is also   forecasted to be up sequentially in the fourth quarter.

We also made progress selling our Intentkey self-service product during the third quarter. This aspect of our product strategy allows clients to generate and target audiences within their own campaign platforms. While this remains a small component of our overall revenue today, in the quarter we secured a number of notable brands within hospitality, technology and the auto sectors.

As we have mentioned in prior calls, along with growth, this self-serve product is an important component of our drive towards being cash flow positive because the margins in this part of our business are significantly higher than when we deliver our technology along with campaign services.

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Inuvo, Inc. Third Quarter 2024 November 8, 2024

Let me turn now to our products. In Q1 2025, we plan to announce and launch enhanced capabilities within our self-serve AI product, offering media buyers unprecedented tools and ease of use in advertising. These new capabilities should allow INUVO to scale more easily across both the large and small ends of the AdTech market.

As I have discussed on prior calls, our AI is a disruptive technology within advertising, an intelligence that has and continues to capture the wisdom of humanity as represented in the billions of pages of content available across the internet. Consequently, it already knows things about any product, service or brand - however, to implement this technology, the AI also needs to be “seeded” with information that guides, but does not define, it’s audience choices.

Prior to this new launch, which is being tested now, when a self-serve client signed up, Inuvo itself would have to “seed” the AI with information captured as part of the client discussions. This, not surprisingly, caused some bottlenecks.

In this latest version of the self-serve product, clients will now be able to themselves either describe the audience they wish to target verbally and/or provide the AI with a series of URLs with content about the product, the competition, or any other contextual information related to their target markets.

With this information, which is captured in an easy-to-use interface, the Intentkey will now immediately generate an audience for the product, service or brand and be instantly able to action that audience within the client’s platform of choice. There is simply no other AdTech competitor even close to providing this level of efficiency, ease of use and performance. We will talk more about this on our year end call.

At this time, I would now like to turn the call over to Wally for a more detailed assessment of our financial performance within the quarter.

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Inuvo, Inc. Third Quarter 2024 November 8, 2024

Ruiz (CFO) Comments:

Thank you, Rich, and good morning. I will recap the financial results for our third quarter of 2024.

Inuvo reported revenue of $22.4 million for the third quarter of 2024, down from $24.6 million for the same period last year; a 9% decrease year-over-year. However, revenue in the current quarter is 23% higher than the previous sequential quarter. Through the first 9-months of 2024, we are up 8.5% year-over-year.

The higher revenue in the third quarter last year was due to a new product launch with our largest Platform client, which experienced rapid growth during the third quarter last year before being scaled back in the fourth quarter in an effort to improve advertiser performance.

We continue to focus on scaling revenue from Platform clients as well as signing new mid-size Agencies and Brands. In the third quarter of 2024, 83% of our revenue came from Platform clients, with the remaining 17% from Agencies and Brands. This represents a slight shift from third quarter of 2023 where 87% of revenue was from Platform clients and 13% from Agencies and Brands. We expect revenue from Agencies and Brands to increase as a percentage of the total for the remainder of the year.

Cost of revenue was $2.6 million in the third quarter of 2024, compared to $2.3 million for the same period last year. Cost of revenue is primarily composed of media payments made on behalf of our Agency and Brand clients and to a lesser extent includes payments made to website publishers and app developers that host our advertisements.

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Inuvo, Inc. Third Quarter 2024 November 8, 2024

We reported a gross profit of $19.8 million, compared to $22.3 million for the same quarter last year. The gross profit margin for the third quarter of 2024 was 88.4% compared to 90.7% for the same period last year. The decrease in gross profit this year was due mainly to lower revenue. We anticipate a slight decline in gross margin in the fourth quarter of this year due to a higher proportion of revenue from Agencies & Brands.

Operating expenses for the third quarter of 2024 totaled $21.7 million, compared to $23.5 million for the same period last year. All components of operating expenses were lower this year.

Marketing costs were $17 million in the third quarter of 2024 compared to $17.6 million in the same quarter last year. Marketing costs were lower primarily because of lower revenue from Platform clients. This quarter’s marketing expenses included a one-time, non-cash $600 thousand impairment charge related to a 2021 referral and support services agreement no longer in use.

Compensation expense for the third quarter of 2024 was $3.1 million compared to $3.5 million in the same quarter of the prior year. Compensation expense was lower in the third quarter of 2024 compared to the same period in 2023 due primarily to lower stock-based compensation, incentive expense, and commission expense.

At the end of the second quarter, we eliminated 13 positions in an effort to reduce expenses through the elimination of redundant roles. Our total employment, both full- and part-time, was 82 for the third quarter of 2024 compared to 86 in the same quarter of the prior year. We plan to add three sales people by year-end.

General and administrative expense for the third quarter of 2024 was $1.6 million compared to $2.3 million in the prior year. The reduction reflects improved collections, resulting in lower doubtful accounts expense, along with lower professional fees and amortization expense.

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Inuvo, Inc. Third Quarter 2024 November 8, 2024

Net interest expense was approximately $101 thousand in the third quarter of 2024 compared to a net interest income of approximately $20 thousand in the same quarter last year.

Net loss in the third quarter of 2024 was $2 million, or 0.01¢ per basic and diluted share, compared to a net loss of $1.2 million, or 0.01¢ per basic and diluted share, for the same period last year. The net loss includes $1.6 million of non-cash expenses. For the first nine-months of 2024 compared to the prior year, net loss has improved by $2.1 million.

Adjusted EBITDA loss in the third quarter of 2024 was $357 thousand, compared to an income of $32 thousand for the same period last year. For the first nine-months of 2024 compared to the prior year, adjusted EBITDA has improved by $2.4 million.

As of September 30, 2024, we had cash and cash equivalents of $2.6 million. In July, we secured a $10 million asset-based working capital line of credit, and as of September 30, there was no debt outstanding.

Our capital structure is composed of 140 million common shares outstanding and 12 million employee restricted stock units outstanding.

The company has reduced its cash burn during the nine months of 2024 compared to the same period last year by $227 thousand and expects further improvement in the fourth quarter.

Now, I’d like to turn the call back to Rich for closing remarks.

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Inuvo, Inc. Third Quarter 2024 November 8, 2024

Richard Howe (CEO) Closing Comments:

Thanks, Wally. We grew roughly 9% in the first three quarters of 2024 compared to the prior year and while we were down year-over-year in the third quarter coming off a strong prior year comp, we expect to be back up year-over-year at double digits in the fourth quarter. Over the first 5-days of November, we have averaged over $290 thousand dollars per day.

We continue to execute on a multi-faceted strategy that includes the expansion of our markets, which as noted in my earlier remarks we are achieving by offering both self- and full-service offerings. We continue to lean into our market advantage, which is the ability to quickly identify and target audiences without using a consumer’s personal information.

Additionally, we continue to enhance our sales and service teams by upgrading the former and better organizing the latter in a manner that incentivizes both growth and retention. We have strengthened our enablement and marketing functions, putting ourselves in a stronger  position to support sales and better communicate our value proposition. Furthermore, we have refined our messaging to clearly highlight our strengths and value proposition to clients and investors alike.

I will now turn the call over to the operator for questions. Operator?

Richard Howe Final Comments:

I would like to thank everyone who joined us on today’s call. We appreciate your continued interest in our company.

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